The Vantagepoint Funds
FYE 12/31/02
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Vantagepoint Fund of Fund Allocation %



                           All-Equity Growth                   Long-Term Growth                      Traditional Growth
Name of Fund Owned         Market Value     % of Total MV      Market Value       % of Total MV      Market Value     % of Total MV

Growth & Income                 $9,500,820          19.88%         $106,966,864           19.94%          $87,767,935        14.98%
Equity Income                   $7,159,937          14.99%          $53,741,040           10.02%          $58,793,785        10.03%
International                   $9,743,588          20.39%          $54,850,055           10.23%          $60,007,070        10.24%
US Government                           $0           0.00%                   $0            0.00%                   $0         0.00%
Income Preservation                     $0           0.00%                   $0            0.00%         $175,101,375        29.89%
Aggressive Opportunities        $9,578,395          20.05%          $80,880,188           15.08%          $58,989,708        10.07%
Core Bond                               $0           0.00%         $106,177,502           19.79%          $58,080,167         9.91%
Growth                         $11,796,573          24.69%         $106,251,241           19.81%          $87,180,755        14.88%
Overseas Equity Index                   $0           0.00%          $27,541,847            5.13%                   $0         0.00%

Total Market Value             $47,779,313         100.00%         $536,408,737          100.00%         $585,920,795       100.00%

                           Conservative Growth                   Savings Oriented
Name of Fund Owned         Market Value       % of Total MV      Market Value     % of Total MV

Growth & Income                $29,182,639          10.01%          $14,726,854        10.00%
Equity Income                  $29,323,200          10.05%          $14,797,787        10.05%
International                  $14,964,160           5.13%           $7,551,579         5.13%
US Government                           $0           0.00%          $14,662,473         9.96%
Income Preservation           $145,552,022          49.90%          $95,487,090        64.86%
Aggressive Opportunities       $14,710,458           5.04%                   $0         0.00%
Core Bond                      $28,967,285           9.93%                   $0         0.00%
Growth                         $28,987,403           9.94%                   $0         0.00%
Overseas Equity Index                   $0           0.00%                   $0         0.00%

Total Market Value            $291,687,167         100.00%         $147,225,783       100.00%
